Exhibit 10.1

BROOKTROUT TECHNOLOGY, INC.

1992 STOCK INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

September 24, 2004
No. of Shares	Date

Pursuant to its 1992 Stock Incentive Plan(the “Plan), Brooktrout Technology, Inc.(the “Company”) hereby grants to _________ (the “Optionee”) an Option to purchase on or prior to September 24, 2014(the “Expiration Date”) all or any part of _______ shares of Common Stock of the Company, par value $0.01 per share(the “Common Stock”) at a price of $9.30 per share in accordance with the schedule set forth in Section 1 hereof and subject to the terms and conditions set forth hereinafter and in the Plan.

1.  Vesting Schedule

(a)  Subject to the provisions of Section 5 and 6 hereof and the discretion of the Committee (as defined in the Plan, and hereinafter referred to as the “Committee”) to accelerate the vesting schedule hereunder, and subject to possible acceleration under Section 1(b), this Option shall become vested and exercisable with respect to the following number of Option Shares according to the timetable set forth below:

Number of Years After Date of Grant	Percentage of Option Becoming Available for Exercise	Cumulative Percentage Available

Immediately	25%	25%
At least 1 years	25%	50%
At least 2 years	25%	75%
At least 3 years	25%	100%

2.  Manner of Exercise  The Optionee may exercise this Option only in the following manner: from time to time on or prior to the Expiration Date of this Option, the Optionee may give written notice to the Stock Option Committee of the Board of Directors of the Company (the “Committee”) of his or her election to purchase some or all of the vested Option Shares purchasable at the time of such notice.  Said notice shall specify the number of shares to be purchased.

Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (a) in cash, by certified or bank check or other instrument acceptable by the Committee; or (b) in the form of shares of Common Stock that are not then subject to restrictions under any Company plan (subject to the Committee’s discretion); or (c) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price; provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure.  Payment instruments will be received subject to collection.

The delivery of certificates representing the Option Shares will be contingent upon the Company’s receipt from the Optionee of full payment therefor, as set forth above, and any agreement, statement or other evidence as the Company may require to satisfy itself that the issuance of Option Shares to be purchased pursuant to the exercise of Option rights under this Plan and any subsequent resale of the shares will be in compliance with applicable laws and regulations.

If requested upon the exercise of this Option, certificates for shares may be issued in the name of the Optionee jointly with another person or in the name of the executor or administrator of the Optionee’s estate.

Nothwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.

3.  Non-transferability of Option  This Option shall not be transferable by the Optionee otherwise than by will or by the laws of descent and distribution and this Option shall be exercisable, during the Optionee’s lifetime, only by the Optionee.

4.  Termination of Employment  If the Optionee’s employment by the Company or a Subsidiary (as defined in the Plan) is terminated, the period within which to exercise the Option may be subject to earlier termination as set forth below.

(a)  Termination by Death  If the Optionee’s employment terminates by reason of death, any Option held by the Optionee may be exercised, to the extent exercisable at the date of death, by the Optionee’s legal representative or legatee for a period of one hundred eighty (180) days from the date of death or until the Expiration Date, if earlier.

(b)  Termination by Reason of Disability  If the Optionee’s employment terminates by reason of Disability (as defined in the Plan), any Option held by the Optionee may be exercised, to the extent exercisable on the date of termination, for a period of twelve months (12) from the date of termination or until the Expiration Date, if earlier.

(c)  Termination for Cause  If the Optionee’s employment terminates for Cause (as defined in the Plan), any Option held by the Optionee shall immediately terminate and be of no further force and effect.

(d)  Other Termination  If the Optionee’s employment terminates for any reason other than death, Disability or Cause, and unless otherwise determined by the Committee, any Option held by the Optionee may be exercised, to the extent exercisable on the date of termination, for a period of 3 months from the date of termination or until the Expiration Date, if earlier.

For this purpose, neither a transfer of employment from the Company to a Subsidiary (or from a Subsidiary to the Company) nor an approved leave of absence shall be deemed a “termination of employment.”

5.  Sale of the Company  Upon any (a) sale or other transfer of all or substantially all the assets of the Company; (b) merger or consolidation of the Company with another corporation (except any such transaction in which the stockholders of the Company receive a controlling interest on the surviving or resulting corporation); or (c) sale by one or more stockholders of a controlling interest on the Company, this Option shall fully vest and shall be exercisable as to all Option Shares covered hereby, effective immediately prior to the consummation of the transaction referred to in clause (a), (b) or (c) hereof.  For purposes of the foregoing, a “controlling interest” means stock of any class or classes carrying a majority of the votes of all outstanding stock.

6.  Option Shares  The Option Shares are shares of the Common Stock of the Company as constituted on the date of this Option, subject to adjustment as provided in Section 3(b) of the Plan.

7.  No Special Employment Rights  This Option will not confer upon the Optionee any right with respect to continuance of employment by the Company or a Subsidiary, nor will it interfere in any way with the right of the Optionee’s employer to terminate the Optionee’s employment at any time.

8.  Rights as a Stockholder  The Optionee shall have no rights as a stockholder with respect to any shares of Common Stock which may be purchased by exercise of this Option unless and until a certificate or certificates representing such shares are duly issued and delivered to the Optionee.  Except as otherwise expressly provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

9.  Tax Withholding   No later than the date as of which part or all of the value of any Common Stock received under the Plan first becomes includable in the Optionee’s gross income for federal tax purposes, the Optionee shall make arrangements with the Company in accordance with Section 9 of the Plan regarding the payment of any federal, state, or local taxes required to be withheld with respect to such income.

10.  The Plan  In the Event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control.

11.  Miscellaneous  Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to Optionee at the address set forth below or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

BROOKTROUT TECHNOLOGY, INC.

By:

Title:

Receipt of the foregoing Option is acknowledged and its terms and conditions are hereby agreed to:

, Optionee

Date:	Address: